UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2026

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Bridger Aerospace Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-41603	88-3599336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Aviation Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 813-0079

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BAER	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	BAERW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of James Muchmore as Chief Legal Officer and Transition Agreement and General Release

On March 20, 2026, James Muchmore, Chief Legal Officer and Executive Vice President of Bridger Aerospace Group Holdings, Inc. (the “Company”), notified the Company of his decision to resign from his position as Chief Legal Officer and Executive Vice President, effective April 3, 2026 (the “Separation Date”). In connection with Mr. Muchmore’s resignation, Mr. Muchmore and the Company entered into a Transition Agreement and General Release (the “Transition Agreement”), dated March 25, 2026. Pursuant to the Transition Agreement, in exchange for a release of claims, Mr. Muchmore will receive transition benefits consisting of (i) a lump sum payment of $212,500, (ii) Company-paid COBRA continuation coverage for up to 12 months following the Separation Date, and (iii) acceleration of 108,893 outstanding unvested restricted stock units (“RSUs”) previously granted to Mr. Muchmore.

Executive Severance Plan

On March 24, 2026 (the “Effective Date”), the Compensation Committee (the “Committee”) of the Board of Directors of the Company adopted the Bridger Aerospace Group Holdings, Inc. Executive Severance Plan (the “Plan”). On the Effective Date, Sam Davis, the Company’s Chief Executive Officer, Anne Hayes, the Company’s Chief Financial Officer, and Bill Andrews, the Company’s Chief Operating Officer, were each designated as eligible employees under the Plan (collectively, the “Participants”), subject to their execution of a Participation Agreement containing certain restrictive covenants.

The Plan provides the following severance payments and benefits in the event of a termination of employment by the Company without Cause (as defined in the Plan) or a resignation by the Participant for Good Reason (as defined in the Plan) (each, a “Qualifying Termination”):

•	a cash amount equal to the product of (i) (x) for the Chief Executive Officer, 1.5 and (y) for all other Participants, 1.0 and (ii) the Participant’s base salary, payable in equal installments during the applicable severance period;

•	a cash amount equal to the Participant’s annual target bonus for the year of termination, payable in equal installments during the applicable severance period;

•	payments for COBRA premiums for up to 12 months (or up to 18 months for the Chief Executive Officer); and

•	accelerated vesting of outstanding equity awards held by the Participant that are subject solely to time-based vesting conditions (such awards, “Qualifying Equity Awards”) that would otherwise have vested within 12 months (or 24 months for the Chief Executive Officer) following the Qualifying Termination.

The Plan provides the following enhanced severance payments and benefits to a Participant who experiences a Qualifying Termination within the 18-month period following the occurrence of a Change in Control (as defined in the Plan):

•	a cash amount equal to the product of (i) (x) for the Chief Executive Officer, 2.0 and (y) for all other Participants, 1.5 and (ii) the Participant’s base salary, payable in a lump sum;

•	a cash amount equal to the product of (i) 1.5 and (ii) the Participant’s annual target bonus for the year of termination, payable in a lump sum;

•	payments for COBRA premiums for up to 18 months (or up to 24 months for the Chief Executive Officer); and

•	accelerated vesting of certain Qualifying Equity Awards that would otherwise have vested within 24 months (or, for the Chief Executive Officer, all such awards regardless of when they would have become vested) following the Qualifying Termination.

Severance benefits under the Plan are subject to the Participant’s release of claims in favor of the Company and its affiliates.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release by Bridger Aerospace Group Holdings, Inc., dated March 26, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

Dated: March 26, 2026	By:	/s/ Sam Davis
Sam Davis
Chief Executive Officer

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